UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  December 31, 2005

Virginia Electric and Power Company
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	1-2255 (Commission File Number)	54-0418825 (IRS Employer Identification No.)

701 East Cary Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 31, 2005, Virginia Electric and Power Company (Virginia Power) completed a transfer of its indirect wholly-owned subsidiary, Virginia Power Energy Marketing, Inc. (VPEM) to Dominion Resources, Inc. (Dominion), Virginia Power’s parent company. Prior to the transfer, VPEM was a wholly-owned subsidiary of Virginia Power Services, LLC (VPS). The transaction was consummated through a series of dividend distributions of all of VPEM’s common stock from VPS to Virginia Power, VPS’s parent company, and subsequently from Virginia Power to Dominion. This resulted in a transfer of Virginia Power’s negative investment in VPEM to Dominion in exchange for a capital contribution.

VPEM engages in price risk management activities on behalf of Dominion affiliates through the use of derivative contracts. Following the transfer, VPEM’s results of operations will no longer be included in Virginia Power’s consolidated financial statements and Virginia Power’s consolidated financial statements for periods prior to the transfer will reflect VPEM as a discontinued operation.

Item 9.01.  Financial Statements and Exhibits.

(b) Pro Forma Financial Information
On December 31, 2005, Virginia Power completed the transfer of its indirect wholly-owned subsidiary, VPEM, to Dominion, Virginia Power’s parent company. The following unaudited pro forma condensed consolidated balance sheet of Virginia Power reflects the disposition of VPEM as if it had occurred on September 30, 2005. The accompanying unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2005 and for the year ended December 31, 2004, reflect the disposition of VPEM as if it had occurred on January 1, 2005 and 2004, respectively.

The pro forma adjustments have been based on the operations of VPEM during the periods presented, the impact of the disposition of VPEM on December 31, 2005 and other transactions resulting from the disposition. The pro forma adjustments have been made to illustrate the anticipated financial impact of the disposition upon Virginia Power and are based upon available information and assumptions that Virginia Power believes to be reasonable at the date of this filing. Consequently, the pro forma financial information presented is not necessarily indicative of the consolidated results of operations that would have been reported had the transaction actually occurred on the dates presented.

VIRGINIA ELECTRIC AND POWER COMPANY
CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 30, 2005
(Unaudited)

	As Reported	Less: VPEM Disposition	Pro Forma Adjustments	Pro Forma Results
	(millions)
ASSETS

Current Assets
Derivative assets	$ 3,355	$ 3,350	$ --	$ 5
Other	2,453	1,095	15 (1)	1,373
Total current assets	5,808	4,445	15	1,378

Investments	1,166	(15)	(15)(1)	1,166

Property, Plant and Equipment
Property, plant and equipment	20,174	--	--	20,174
Accumulated depreciation and amortization	(8,015)	--	--	(8,015)
Total property, plant and equipment, net	12,159	--	--	12,159

Deferred Charges and Other Assets	1,410	727	--	683

Total assets	$20,543	$ 5,157	$ --	$15,386

LIABILITIES AND SHAREHOLDER’S EQUITY

Current Liabilities
Derivative liabilities	$ 3,701	$ 3,700	$ --	$ 1
Other	3,037	1,080	--	1,957
Total current liabilities	6,738	4,780	--	1,958

Long-Term Debt
Long-term debt	3,773	--	--	3,773
Affiliated long-term debt	632	--	--	632
Total long-term debt	4,405	--	--	4,405

Deferred Credits and Other Liabilities
Deferred income taxes and investment tax credits	2,050	(223)	--	2,273
Derivative liabilities	1,287	1,283	--	4
Other	1,321	--	--	1,321
Total deferred credits and other liabilities	4,658	1,060	--	3,598

Total liabilities	15,801	5,840	--	9,961

Preferred Stock Not Subject to Mandatory Redemption	257	--	--	257

Common Shareholder’s Equity
Common stock - no par, 300,000 shares authorized; 198,047 shares outstanding	3,388	--	--	3,388
Other shareholder’s equity	1,097	(683)	--	1,780
Total common shareholder's equity	4,485	(683)	--	5,168

Total liabilities and shareholder's equity	$20,543	$5,157	$ --	$15,386

(1) Adjustment reflects the repayment of VPEM’s intercompany borrowings as of September 30, 2005 resulting from the transfer to Dominion.

VIRGINIA ELECTRIC AND POWER COMPANY
CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
Nine Months Ended September 30, 2005
(Unaudited)

	As Reported	Less: VPEM Disposition	Pro Forma Results
	(millions)

Operating Revenue	$4,995	$579	$4,416

Operating Expenses
Electric fuel and energy purchases, net	1,943	--	1,943
Purchased electric capacity	355	--	355
Other purchased energy commodities	658	631	27
Other operations and maintenance - external	1,274	755	519
Other operations and maintenance - affiliated	225	11	214
Depreciation and amortization	396	--	396
Other taxes	132	1	131
Total operating expenses	4,983	1,398	3,585

Income (loss) from operations	12	(819)	831

Other income	55	3	52

Interest and related charges	231	11	220

Income (loss) before income taxes	(164)	(827)	663
Income tax expense (benefit)	(60)	(307)	247
Net Income (Loss)	(104)	(520)	416
Preferred dividends	12	--	12
Balance available for common stock	$ (116)	$ (520)	$ 404

VIRGINIA ELECTRIC AND POWER COMPANY
CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 2004
(Unaudited)

	As Reported	Less: VPEM Disposition	Pro Forma Results
	(millions)

Operating Revenue	$5,741	$ 371	$5,370

Operating Expenses
Electric fuel and energy purchases, net	1,750	--	1,750
Purchased electric capacity	550	--	550
Other purchased energy commodities	628	590	38
Other operations and maintenance - external	1,000	24	976
Other operations and maintenance - affiliated	276	13	263
Depreciation and amortization	496	--	496
Other taxes	169	1	168
Total operating expenses	4,869	628	4,241

Income (loss) from operations	872	(257)	1,129

Other income	52	3	49

Interest and related charges	254	5	249

Income (loss) before income taxes	670	(259)	929
Income tax expense (benefit)	239	(100)	339
Net Income (Loss)	431	(159)	590
Preferred dividends	16	--	16
Balance available for common stock	$ 415	$(159)	$ 574

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA ELECTRIC AND POWER COMPANY Registrant

/s/ Patricia A. Wilkerson
Patricia A. Wilkerson Vice President and Corporate Secretary

Date: January 6, 2006